Exhibit 10.2

GUARANTY

THIS GUARANTY, dated as of September 29, 2022 (“Guaranty”), is made by AMPCO-PITTSBURGH CORPORATION, a Pennsylvania organization having its principal place of business at 726 Bell Avenue, Carnegie, PA 15106(“Guarantor”).

In order to induce Clarus Capital Funding I, LLC, its successors and assigns (collectively, “Clarus Capital”) from time to time to enter into or extend certain financial accommodations from time to time with, or forebear from exercising rights and remedies against, Union Electric Steel Corporation (“Customer”), Guarantor guarantees to Clarus Capital the payment and performance of the Obligations, as defined below. Guarantor acknowledges that Clarus Capital is relying upon this Guaranty in providing financial accommodations to Customer. If more than one entity executes this Guaranty, the liability of each such Guarantor hereunder shall be joint and several.

Section 1. Guaranty of Payment and Performance. Guarantor guarantees to Clarus Capital the prompt payment and/or performance of all indebtedness, obligations and liabilities of Customer at any time owing to Clarus Capital, whether now existing or hereafter arising, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, or acquired by or otherwise created in favor of Clarus Capital, including without limitation any and all rent, loan, purchase or other installment payments, principal balances, taxes, indemnities, liquidated damages, accelerated amounts, return deficiency charges, casualty value payments, all interest, late charges and fees, attorneys’ fees or enforcement and other costs, which may at any time be payable to Clarus Capital, together with all claims for damages arising from or in connection with the failure to punctually and completely pay or perform such obligations, whether or not such obligations are from time to time reduced or extinguished and thereafter increased or incurred (collectively the “Obligations”). This Guaranty is a guaranty of payment and performance, and not a guaranty of collection, and Guarantor hereby undertakes and agrees that if Customer does not or is unable to punctually and completely pay or perform any Obligations for any reason, Guarantor shall (i) punctually pay any such Obligations requiring the payment of money which Customer fails to pay promptly, as and when due, in each case, as an Obligation for payment due directly from Guarantor to Clarus Capital and without any abatement, reduction, setoff, defense, counterclaim or recoupment, and (ii) punctually perform any and all Obligations not requiring the payment of money for the benefit of Clarus Capital, as an Obligation for performance due directly from Guarantor to Clarus Capital. Guarantor shall be deemed to be primarily liable for each Obligation and not merely as a surety thereof. This Guaranty is a continuing one and will be effective and binding upon Guarantor regardless of how long before or after the date hereof any Obligation may have arisen or will arise. The obligations of Guarantor hereunder shall be absolute and unconditional, irrespective of any circumstances which might constitute a legal or equitable defense or discharge of his or her obligations hereunder or which otherwise limit enforceability against the Guarantor by Clarus Capital.

Section 2. Representations, Warranties and Covenants.

2.1 Guarantor represents and warrants to Clarus Capital, knowing that Clarus Capital is relying thereon, as follows:

(a) Guarantor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to enter into and perform its obligations under this Guaranty.

(b) The execution, delivery, and performance by Guarantor of this Guaranty have been duly authorized by all necessary action on the part of Guarantor, are not inconsistent with its organizational documents, do not and will not contravene any law or governmental rule, regulation or order applicable to Guarantor, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which Guarantor is a party or by which it is bound. This Guaranty will constitute the legal, valid and binding agreement of Guarantor, enforceable in accordance with its terms.

(c) There are no actions, suits or proceedings pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty.

(d) The balance sheet and statement of income of Guarantor heretofore delivered to Clarus Capital have been prepared in accordance with generally accepted accounting principles and fairly present the financial position of Guarantor on and as of the date thereof and the results of its operations for the fiscal quarter or year, as applicable, covered thereby. Since the date of such balance sheet, there has been no material adverse change in the financial condition of Guarantor.

(e) As of the date hereof, and after giving effect to this Guaranty and the contingent obligations contained herein, Guarantor is solvent and has assets which, when fairly valued, exceed its liabilities. The performance of the obligations of Guarantor hereunder will not cause Guarantor to exceed its ability to pay its debts as they mature, and this Guaranty is made without any intent to hinder, delay or defraud either present or future creditors, purchasers or other interested persons.

(f) As of the date hereof Guarantor is not, and until all Obligations have been satisfied in full, Guarantor shall not be: (i) an entity or organization identified on any Office of Foreign Assets Control (“OFAC”) “watch list”, including, without limitation, OFAC’s list of Specially Designated Nationals and Blocked Persons, or any Federal Bureau of Investigation “watch list” or Bureau of Industry and Security list of unverified persons or denied persons, and it is not an affiliation of any kind with such an individual, entity or organization; (ii) has a shell bank or offshore bank; or (iii) a Person or entity resident in or whose funds are transferred from or through or has operations in, a jurisdiction identified as non-cooperative by the Financial Action Task Force or sanctioned by OFAC.

2.2 Commencing on the date hereof and until all of the Obligations are satisfied in full, Guarantor shall furnish to Clarus Capital: (i) accountant prepared reviewed or audited financial statements (or tax returns if its annual financial statements are not audited or reviewed) within 120 days from the end of Guarantor’s fiscal year and internally prepared interim financial statements within 60 days from the end of each fiscal quarter and Guarantor warrants to Clarus Capital that all financial statements furnished and to be furnished have been and will be prepared in accordance with generally accepted accounting principles, are an accurate reflection of Guarantor’s financial condition and that there has been no material adverse change in the financial condition of Guarantor since the dates of preparation and submission of the financial statements submitted to Clarus Capital and (ii) from time to time, such other information as Clarus Capital may reasonably request with respect to the financial or business condition of Guarantor. Guarantor hereby authorizes Clarus Capital, its agents and/or assigns to obtain business information regarding Guarantor’s credit history, via banks, trade references, credit reporting companies and any other extenders of credit for the purpose of reviewing credit worthiness, taking collection action on the Obligations, and for any other purpose associated with the Obligations and/or hereunder as Clarus Capital may be deem necessary from time to time.

Section 3. Waiver of Precondition, Suretyship Defenses. Guarantor hereby waives against Clarus Capital as a precondition for payment hereunder each of the following: any demand for payment, filing of claims with any court, and proceedings to enforce any provisions of the Obligations or this Guaranty, any right to require a proceeding first against the Customer or any party whatsoever or to exhaust any security for the Obligations, and all protests, presentment, notice (including, without limitation, notice of acceptance of this Guaranty by Clarus Capital) or demand whatsoever. Guarantor hereby covenants that by its agreement under this Guaranty it shall not be discharged from its obligations hereunder or with respect to the Obligations except by payment in full of all amounts due and to become due with respect to the Obligations and this Guaranty and performance and discharge of all the Obligations, and only to the extent of any such payment, performance and discharge. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder and Clarus Capital’s rights to enforce same shall not be in any way affected by (i) any insolvency, bankruptcy, liquidation, reorganization, dissolution, winding up or other proceeding involving or affecting Customer, Guarantor or others; (ii) any change in the ownership of Customer; and (iii) any failure on the part of any other party whether or not without fault on its part to perform or comply with any of the terms of the Obligations or this Guaranty or any other instrument. Guarantor hereby waives any defenses which Guarantor may have or assert against the enforcement of this Guaranty or any obligation based upon suretyship principles or any impairment of collateral.

Section 4. Relation with Customer, Release of Collateral. Clarus Capital may, without notice to Guarantor, deal with the Customer in the same manner and as freely as if this Guaranty did not exist and shall be entitled among other things, without loss of right hereunder, to grant Customer such extensions of time to perform any act or acts as may seem advisable to Clarus Capital at any time and from time to time without terminating, affecting or impairing the validity of Guarantor’s obligations hereunder. No compromise, alteration, amendment, modification, extensions, renewal, release of collateral, failure to acquire or maintain a lien upon collateral or other change of or waiver, consent or any action or delay or admission or failure to act in respect of any liability or obligation under or in respect of the Obligations shall in any way alter or affect the obligations of Guarantor hereunder.

Section 5. [Reserved]

Section 6. Waiver of Subrogation. Guarantor hereby irrevocably waives any and all rights it may have to enforce any of the Clarus Capital’s rights or remedies or participate in any security now or hereafter held, and any and all such other rights of subrogation, reimbursement, contribution or indemnification against the Customer, or any other person having any manner of liability for Customer’s obligations to Clarus Capital, whether or not arising hereunder, by agreement, at law or in equity.

Section 7. Events of Default. Each of the following events shall constitute an Event of Default under this Guaranty: (i)if there exists any event or condition which, with notice and/or the passage of time, would constitute a default under any document, agreement or instrument evidencing an Obligation (including any default relating to Guarantor or this Guaranty); (ii) Guarantor fails to perform or observe any covenant, term or condition or breaches any representation or warranty contained in this Guaranty and such failure shall continue unremedied for a period of fifteen days after written notice from Clarus Capital to Guarantor stating the failure; or (iii) there is a liquidation, bankruptcy, assignment for the benefit of creditors or similar proceeding affecting the status, existence, assets or obligations of Customer or any Guarantor or other party liable to Clarus Capital in respect of the Obligations, (each of the foregoing being hereinafter referred to as a “Default”), then the Obligations of Customer shall, at the sole option of Clarus Capital, be deemed to be accelerated and become immediately due and payable by Guarantor for all purposes of this Guaranty, and Guarantor shall (Y) immediately pay directly to Clarus Capital all such Obligations for the payment of money owing to Clarus Capital by reason of acceleration or otherwise (including without limitation, any rent, liquidated damages, principal or interest payments or balances, fees, other installments or any other accrued or unaccrued amounts with respect to such Obligations), irrespective of whether a Default exists relating to Customer, and notwithstanding any stay, injunction or other prohibition preventing acceleration of any Obligations against Customer, and (Z) promptly perform all other Obligations. Guarantor shall be liable, as principal obligor and not as a surety or guarantor only, for all attorneys’ fees and other costs and expenses incurred by Clarus Capital in connection with Clarus Capital’s enforcement of this Guaranty, together with interest on all amounts recoverable under this Guaranty, compounded monthly in arrears, from the time such amounts become due and payable until the date of payment at the lesser of Clarus Capital’s then current late charge rate of interest or the highest rate permitted by applicable law. If Clarus Capital is required to return any payment made to Clarus Capital by or on behalf of Customer, whether as a result of Customer’s bankruptcy, reorganization or otherwise, Guarantor acknowledges that this Guaranty covers all such amounts, notwithstanding that the original of this Guaranty may have been returned to Guarantor and/or otherwise canceled. No remedy provided for herein is intended to be exclusive but each shall be cumulative and in addition to any other remedy referred to above or otherwise available at law or in equity.

Section 8. Miscellaneous.

8.1 This Guaranty is in addition to and not exclusive of the guaranty of any other guarantor and of any and all prior guarantees by and of the Guarantor of the obligations of the Customer to Clarus Capital. Guarantor waives all right to trial by jury in any litigation relating to this Guaranty or the transactions contemplated hereby.

8.2 Guarantor hereby irrevocably submits itself to jurisdiction in the Courts of the Commonwealth of Massachusetts and to jurisdiction in the United States District Court for the District of Massachusetts with respect to any matter, suit or proceeding arising out of this Guaranty or the transactions contemplated hereby. Guarantor agrees that service of process may be duly made upon it by registered or certified mail (return receipt requested) at the address of Guarantor set forth herein or at such other address as Guarantor shall from time to time designate by notice to Clarus Capital similarly given.

8.3 This Guaranty shall, with the exception of laws relating to choice of law, be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the principles regarding the choice of law. This Guaranty shall be binding upon Guarantor and its successors and assigns. Clarus Capital may, at any time and without the consent of, or notice to, Guarantor, assign all or any portion of its rights hereunder to any other party to which all or any portion of the Obligations are transferred, assigned or negotiated (an “Assignee”). Guarantor shall promptly execute and deliver to Clarus Capital or its Assignee such further and additional documents, instruments and assurances as Clarus Capital deems necessary in order to acknowledge and confirm, for the benefit of Clarus Capital or its Assignee, all of the terms and conditions of all or any part of the Obligations or this Guaranty and Clarus Capital’s or Assignee’s rights with respect thereto. A photocopy, printed electronic image or facsimile of this Guaranty and any related document that includes copies of the signatures of the parties hereto shall be legally admissible under the “best evidence” or other similar rule of evidence and shall be treated as an original document and proof of the agreement between the parties. This Guaranty may be executed manually, electronically or digitally.

IN WITNESS WHEREOF, the undersigned, pursuant to due corporate, limited liability company or partnership authority, as appropriate, has or have caused this Guaranty to be executed as of the date set forth above.

GUARANTOR: AMPCO-PITTSBURGH CORPORATION

BY: /s/ Michael G. McAuley

PRINT NAME: Michael G. McAuley

TITLE: Sr. Vice President, CFO, and Treasurer

GUARANTOR’S TAX ID#: 25-1117717

STATE OR COMMONWEALTH OF: Pennsylvania:

: ss.

COUNTY OF: Allegheny:

On this 29th day of September, 2022, before me, a notary public, Michael G. McAuley (insert name of person signing guaranty), as an individual, personally appeared and acknowledged himself/herself to be such person, and that he/she as an authorized representative of Guarantor, executed the foregoing Guaranty for the purposes therein contained by signing his or her name thereto.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Sharon L. Connolly

NOTARY PUBLIC